Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 29 to Registration Statement No. 2-74584 on Form N-1A of our report dated December 27, 2007, relating to the financial statements and financial highlights of Merrill Lynch Retirement Reserves Money Fund of Merrill Lynch Retirement Series Trust (the "Trust") appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2007, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
February 21, 2008